UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 28, 2007

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 28, 2007, Byron H. Pollitt, Executive Vice President and Chief Financial Officer for The Gap, Inc. (the “Company”), resigned as Chief Financial Officer of the Company, effective on September 14, 2007.

On August 29, 2007, Sabrina Simmons, 44, the Company’s Senior Vice President of Corporate Finance, was promoted to Executive Vice President of Gap Inc. Finance, also serving as acting chief financial officer and principal financial officer of the Company, effective on September 14, 2007.

Ms. Simmons has had senior financial responsibilities for the Company since joining in 2001 as Vice President and Treasurer. She currently has responsibility for all corporate finance functions including controllership, corporate financial planning and analysis, investor relations, treasury, tax, corporate shared service center, and risk management.

On August 29, 2007, the Company issued a press release announcing the resignation of Mr. Pollitt and the promotion of Ms. Simmons. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release dated August 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: August 31, 2007	By:	/s/ Lauri M. Shanahan
Lauri M. Shanahan
Executive Vice President and
Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 29, 2007